Exhibit 99.1

Sage Therapeutics Announces Fourth Quarter and Full Year 2024 Financial Results and Highlights Pipeline and Business Updates

Strong first full year of launch with sustained growth in shipments to women with postpartum depression; Nearly 2,500 shipments in fourth quarter of 2024 (21% increase from third quarter)

$11.4 million in ZURZUVAE® (zuranolone) collaboration revenue in the fourth quarter of 2024 and $36.1 million for the year ended December 31, 2024 (50% of the net revenues recorded by Biogen)

Cash, cash equivalents, and marketable securities of $504 million as of December 31, 2024; Cash runway expected to support operations to mid-2027

CAMBRIDGE, Mass. – February 11, 2025 – Sage Therapeutics, Inc. (Nasdaq: SAGE), today reported business highlights and financial results for the fourth quarter and full year ended December 31, 2024.

“We are proud to have helped thousands of women with postpartum depression in 2024. ZURZUVAE is being recognized as an important treatment option for women with postpartum depression and we believe it will continue to be instrumental in accelerating progress in maternal mental health,” said Barry Greene, Chief Executive Officer, Sage Therapeutics. “In 2025, our focus will remain on helping more women with postpartum depression receive treatment with ZURZUVAE, advancing our focused R&D efforts, and creating near and long-term value for Sage and its shareholders.”

Fourth Quarter 2024 Portfolio Updates

ZURZUVAE

Sage is focused on the goal of establishing ZURZUVAE as the standard of care for women with postpartum depression (PPD). The current commercialization investment plan includes joint sales force expansions and planned digital marketing campaigns to help expand market growth in PPD, along with increased disease state awareness efforts to support improved PPD screening and diagnosis. The Company anticipates these investments will help support the goal of significant topline revenue growth in 2025. As of the fourth quarter and full year ended December 31, 2024, the following results had been achieved:

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Nearly 2,500 prescriptions were shipped and delivered to women with PPD in the fourth quarter, representing a 21% increase from the third quarter. For the year ended December 31, 2024, the first full year of shipments, more than 6,600 prescriptions were shipped and delivered.

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$11.4 million in collaboration revenue from ZURZUVAE in the fourth quarter of 2024. Collaboration revenues represent 50% of the net revenues recorded when Biogen ships ZURZUVAE to the distributors. For the year ended December 31, 2024, the first full year of sales, collaboration revenue from ZURZUVAE was $36.1 million.

Related to payor coverage:

•	Greater than 95% of Commercial and Medicaid lives are covered or have a path to coverage, with the majority having no step edits or complex prior authorizations.

•	All three national PBMs have developed favorable coverage policies for ZURZUVAE in the treatment of women with PPD.

In terms of prescriber trends:

•	In the fourth quarter of 2024, OBGYNs accounted for almost 80% of all prescriptions.

•	The Company saw a strong repeat rate in 2024, with about 60% of targeted HCPs writing repeat prescriptions after prescribing ZURZUVAE.

•	More than 70% of ZURZUVAE patients are receiving ZURZUVAE as their first new treatment for PPD.

•	Company data suggests greater than 90% aided brand awareness for ZURZUVAE among OBGYNs and psychiatrists.

•	In the territories where Sage expanded its salesforce in the fourth quarter of 2024, the Company saw a 33% growth rate in prescriptions shipped to women with PPD.

SAGE-319

SAGE-319 is an extrasynaptic-preferring GABAA receptor positive allosteric modulator (PAM) designed to have a novel pharmacology and a differentiated clinical profile from other GABAA PAMs in our portfolio. It is currently being investigated as a potential treatment for behavioral symptoms associated with certain neurodevelopmental disorders. The Company expects data from a Phase 1 multiple ascending dose (MAD) study by late 2025, and will evaluate next steps, if any, based on these data.

Pre-Clinical

The Company is continuing to explore targeted work within its NMDA receptor negative allosteric modulator (NAM) platform, focusing on potential treatments for neurodevelopmental disorders, with SAGE-817 and SAGE-039.

Areas In Evaluation:

SAGE-324: The Company is evaluating potential indications, including seizures in developmental and epileptic encephalopathies (DEEs), and expects to provide an update on next steps, if any, in mid-2025.

FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2024

•	Cash Position: Cash, cash equivalents and marketable securities as of December 31, 2024, were $504 million compared to $569 million at September 30, 2024.

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Revenue: Collaboration revenue from sales of ZURZUVAE was $11.4 million in the fourth quarter of 2024 compared to $0.8 million for the same period in 2023. For the year ended December 31, 2024, the first full year of sales, collaboration revenue from sales of ZURZUVAE was $36.1 million. Reported collaboration revenue is 50% of the net revenues Biogen records for ZURZUVAE in the U.S. Net revenue from sales of ZULRESSO was $0.4 million in the fourth quarter of 2024 compared to $2.0 million in the same period of 2023. For the year ended December 31, 2024, net revenue from sales of ZULRESSO was $3.6 million compared to $10.5 million for the same period for 2023.

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Cost of Revenues: Cost of revenues were $1.5 million in the fourth quarter of 2024 compared to $0.8 million for the same period in 2023. For the year ended December 31, 2024, cost of revenues was $9.4 million compared to $2.2 million for the same period in 2023.

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R&D Expenses: Research and development expenses were $37.0 million, including $2.3 million of non-cash stock-based compensation expense, in the fourth quarter of 2024 compared to $64.3 million, including $4.7 million of non-cash stock-based compensation expense, for the same period in 2023. For the year ended December 31, 2024, research and development expenses were $225.9 million compared to $356.2 million for the same period in 2023. The decrease in

R&D expenses in the fourth quarter of 2024 as compared to the same period in 2023 was primarily related to the 2024 and 2023 reorganization cost savings measures, including reduced headcount, budgeted expenditures, reprioritization of early-stage pipeline programs, and completion or cancellation of ongoing clinical trials. The reimbursement from Biogen to Sage for R&D expenses pursuant to the Sage/Biogen Collaboration and License Agreement was $1.3 million in the fourth quarter of 2024 compared to $8.3 million in the same period of 2023. The primary reason for the decrease in net reimbursement from Biogen to Sage was a decrease in the collaboration costs incurred by Sage for clinical trials.

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SG&A Expenses: Selling, general and administrative expenses were $54.0 million, including $7.1 million of non-cash stock-based compensation expense, in the fourth quarter of 2024 compared to $55.1 million, including $8.3 million of non-cash stock-based compensation expense, for the same period in 2023. For the year ended December 31, 2024, selling, general and administrative expenses were $216.4 million compared to $274.5 million for the same period in 2023. The overall net neutral change in SG&A expenses in the fourth quarter of 2024 as compared to the same period in 2023 was primarily related to the 2024 and 2023 reorganization cost savings measures, including reduced headcount and budgeted expenditures offset by increased collaboration commercialization efforts. The reimbursement from Sage to Biogen for SG&A expenses pursuant to the Sage/Biogen Collaboration and License Agreement was $5.1 million in the fourth quarter of 2024 compared to $0.2 million in the same period of 2023. The primary reason for the increase in net reimbursement from Sage to Biogen was an increase in the collaboration costs incurred by Biogen in support of ongoing commercialization efforts for ZURZUVAE.

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Restructuring Expenses: Restructuring expenses were $22.5 million in the fourth quarter of 2024 due the October 2024 reorganization compared to ($0.2) million in the same period of 2023. For the year ended December 31, 2024, total restructuring expenses were $21.9 million compared to $33.4 million for the same period in 2023.

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Net Loss: Net loss was $95.8 million for the fourth quarter of 2024 compared to $32.7 million for the same period in 2023. For the year ended December 31, 2024, net loss was $400.7 million compared to $541.5 million for the same period in 2023.

FINANCIAL GUIDANCE

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Based on the Company’s current operating plan, Sage anticipates that its existing cash, cash equivalents, and marketable securities as of December 31, 2024, together with anticipated funding from ongoing collaborations and estimated revenues, excluding any potential milestone payments the company may receive under its collaboration agreements, will support operations to mid-2027.

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While ZURZUVAE joint commercialization investment will increase in 2025, the Company anticipates overall operating expenses will substantially decrease in 2025 relative to 2024, reflecting reductions in R&D and G&A with pipeline prioritization and the cost savings from the October 2024 reorganization, with the first full quarter of savings expected to be realized in Q1 2025.

Conference Call Information

Sage will host a conference call and webcast today, February 11, 2025, at 4:30 p.m. ET to review its fourth quarter and full year 2024 financial results and discuss recent corporate updates. The live webcast can be accessed on the investor page of Sage’s website at investor.sagerx.com. A replay of the webcast will be available on Sage’s website following the completion of the event and will be archived for up to 30 days.

About Sage Therapeutics

Sage Therapeutics (Nasdaq: SAGE) is a biopharmaceutical company committed to our mission of pioneering solutions to deliver life-changing brain health medicines, so every person can thrive. Sage developed the only two FDA-approved treatments indicated for postpartum depression and is advancing a pipeline to target unmet needs in brain health. Sage was founded in 2010 and is headquartered in Cambridge, Mass. Find out more at www.sagerx.com or engage with us on Facebook, LinkedIn, Instagram, and X.

Forward-Looking Statements

Various statements in this release concern Sage’s future expectations, plans and prospects, including without limitation our statements regarding: our plans, expectations and goals for commercialization of ZURZUVAE for the treatment of women with PPD, including our goals to establish ZURZUVAE as the standard of care for women with PPD and to help more women with PPD; our beliefs in the potential for ZURZUVAE, including that ZURZUVAE will be successful and gain market acceptance as a transformative treatment helping women with PPD and be instrumental in accelerating progress in maternal mental health; our investment plans for ZURZUVAE and our expectations regarding the impact of increased investment, including joint sales force expansions and planned digital marketing campaigns, in support of our goal to achieve significant topline revenue growth; our plans and other goals related to other aspects of commercialization; anticipated timelines for completion of enrollment in clinical trials and reporting of results with respect to certain of our programs, including the expected timing of readout of the multiple ascending dose study for SAGE-319; our belief in the potential profile and benefit of our product candidates, including potential indications for our product candidates; our plans to evaluate SAGE-324 in additional indications, including seizures in DEEs, and the timing of our announcement of next steps regarding the SAGE-324 program; our plans to explore targeted work within our NMDA receptor NAM platform with SAGE-817 and SAGE-039; our expectations related to the October 2024 reorganization and our pipeline prioritization efforts, including timing, cost savings (including our anticipated decrease in operating expenses in 2025 as compared to 2024), and our goal to create near and long-term value for Sage and its stockholders; our belief as to the key business drivers for our business and potential value creation opportunities; and the mission and goals for our business. These statements constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: our commercialization efforts in the U.S. with respect to ZURZUVAE for the treatment of women with PPD may not be successful, and we may be unable to generate revenues from sales of ZURZUVAE at the levels or on the timing we expect or at levels or on the timing necessary to support our goals; the number of women with PPD, the unmet need for additional treatment options, and the potential market for ZURZUVAE for the treatment of women with PPD may be significantly smaller than we expect; early positive signs, including ZURZUVAE results in 2024, may not be a signal of future success; ZURZUVAE may not achieve, or even if achieved, maintain, the clinical benefit, clinical use or market acceptance for the treatment of PPD that we expect, including among OBGYNs, or we may encounter reimbursement, market access, process-related, or other issues, including competition in the market, or issues with our distribution network that impact the success of our commercialization efforts; ZURZUVAE may never become the standard of care for women with PPD; we may encounter delays in initiation, conduct, completion of enrollment or completion and reporting of data with respect to any of our ongoing studies or clinical trials, such as the completion of the multiple ascending dose study for SAGE-319, including as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, that may impact our ability to meet our expected timelines and may increase our costs; success in earlier non-clinical or clinical trials of any of our product candidates may not be repeated or observed in ongoing or future studies, and ongoing and future clinical trials may not meet their primary or key secondary endpoints, which may substantially impair development; unexpected concerns may arise from additional data, analysis or results from any of our completed studies; decisions or actions of the FDA or the timing of meetings with the FDA may affect the timing, design, size, progress, and cost of clinical trials or the timing of data read-outs or our ability to proceed with further development or may impair the potential for successful development or the timing or success of filing for and gaining regulatory approval; we may encounter adverse events at any stage that negatively impact further development and the potential for approval of our product candidates or the potential for successful commercialization of any our products or that require additional non-clinical and clinical work, which may not yield positive results; the need to align with our collaborators may hamper or delay our development and commercialization efforts for the products or product candidates that are part of the collaboration or increase our costs; the anticipated benefits of our ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing we expect or at all; our business may be adversely affected and our costs may increase if any of our key collaborators fails to perform its obligations or terminates our collaboration; the internal and external costs required for our ongoing, planned, and other future activities, and the resulting impact on expenses and use of cash, may be higher than expected, which may cause us to use cash quicker than expected or change or curtail some of our plans or both; our expectations as to expenses, cash usage, potential revenue, funding from collaborations, including milestones, cash runway, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; we may not achieve anticipated cost savings from our October 2024 reorganization and pipeline prioritization efforts at the levels we expect; we may be opportunistic in our future financing plans even if available cash is sufficient; we may not be successful in our efforts to gain regulatory approval of products beyond ZURZUVAE and ZULRESSO; we may not achieve revenues from our products that may be successfully developed in the future at levels we expect; additional funding may not be available on acceptable terms when we need it, or at all, which could hamper our development and commercialization activities; any of the foregoing events could impair the drivers and value creation opportunities for our business; and we may encounter technical and other unexpected hurdles in the development and manufacture of our product candidates or the commercialization of any current or future marketed product, which may delay our timing or change our plans, increase our costs or otherwise negatively impact our business; as well as those risks more fully discussed in the section entitled “Risk Factors” in our most recent annual or quarterly report filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Financial Tables

Sage Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$504,418	$753,184
Total assets	547,222	882,277
Total liabilities	82,133	82,747
Total stockholder’s equity	465,089	799,530

Sage Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Product revenue, net	$442	$1,985	$3,574	$10,454
License and milestone revenue - related party	—	75,000	—	75,000
Collaboration revenue - related party	11,426	824	36,087	824
Other collaboration revenue	947	163	1,582	177

Total revenues	12,815	77,972	41,243	86,455

Operating costs and expenses:
Cost of revenues	1,489	819	9,444	2,159
Research and development	37,022	64,330	225,895	356,235
Selling, general and asministrative	54,048	55,109	216,420	274,524
Restructuring	22,451	(212)	21,854	33,386

Total operating costs and expenses	115,010	120,046	473,613	666,304

Loss from operations	(102,195)	(42,074)	(423,370)	(579,849)
Interest income, net	6,398	9,467	31,675	38,743
Other income (expenses), net	19	(99)	29	(383)

Net loss	$(95,778)	$(32,706)	$(400,6660	$(541,489)

Net loss per share - basic and diluted	$(1.56)	$(0.55)	$(6.59)	$(9.05)

Weighted average shares outstanding - basic and diluted	61,263,292	59,990,004	60,765,913	59,836,441

SELECT IMPORTANT SAFETY INFORMATION FOR ZURZUVAE

ZURZUVAE (zuranolone) CIV, is a neuroactive steroid gamma-aminobutyric acid (GABA) A receptor positive modulator indicated for the treatment of postpartum depression in adults.

This does not include all the information needed to use ZURZUVAE safely and effectively. See full prescribing information for ZURZUVAE.

ZURZUVAE may cause serious side effects, including decreased awareness and alertness, which can affect your ability to drive safely or safely do other dangerous activities. Do not drive, operate machinery, or do other dangerous activities until at least 12 hours after taking each dose. You may not be able to tell on your own if you can drive safely or tell how much ZURZUVAE is affecting you. ZURZUVAE may cause central nervous system (CNS) depressant effects including sleepiness, drowsiness, slow thinking, dizziness, confusion, and trouble walking. Taking alcohol, other medicines that cause CNS depressant effects such as benzodiazepines, or opioids while taking ZURZUVAE can make these symptoms worse and may also cause trouble breathing. ZURZUVAE is a federally controlled substance schedule IV because it contains zuranolone, which can be abused or lead to dependence. Tell your healthcare provider right away if you become pregnant or plan to become pregnant during treatment with ZURZUVAE. You should use effective birth control (contraception) during treatment with ZURZUVAE and for 1 week after the final dose. ZURZUVAE and other antidepressant medicines may increase the risk of suicidal thoughts and actions in people 24 years of age and younger. ZURZUVAE is not for use in children. The most common side effects of ZURZUVAE include sleepiness or drowsiness, dizziness, common cold, diarrhea, feeling tired, weak, or having no energy, and urinary tract infection.

Investor Contact	Media Contact
Ashley Kaplowitz	Francesca Dellelci
Ashley.Kaplowitz@sagerx.com	Francesca.Dellelci@sagerx.com